Exhibit 1.1

Execution Version

4,366,209 Shares

BRIGHAM MINERALS, INC.

Class A Common Stock

UNDERWRITING AGREEMENT

September 10, 2020

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, New York 10010-3629

Ladies and Gentlemen:

1. Introductory. Pursuant to the terms and conditions of this Underwriting Agreement (this “Agreement”), the selling stockholders listed on Schedule A hereto (the “Selling Stockholders”) propose, severally and not jointly, to sell to Credit Suisse Securities (USA) LLC (the “Underwriter”) an aggregate of 4,366,209 shares of Class A common stock, par value $0.01 per share (“Securities”) of Brigham Minerals, Inc., a Delaware corporation (the “Company”), (such 4,366,209 shares of Securities being hereinafter referred to as the “Firm Securities”). The Selling Stockholders have also agreed, severally and not jointly, to sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than 654,931 additional shares of Securities (the “Optional Securities”) as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities” and the proposed sale of the Offered Securities is referred to herein as the “Offering”.

A portion of the Offered Securities to be sold by the Selling Stockholders consists of Securities that are issuable upon redemption of units in Brigham Minerals Holdings, LLC, a Delaware limited liability company (“Brigham LLC”), pursuant to the First Amended and Restated Limited Liability Company Agreement of Brigham LLC, dated as of April 23, 2019, immediately prior to the Closing Date on which such Offered Securities are to be sold (any such redemption being hereinafter referred to as a “Redemption Transaction”).

2. Representations and Warranties of the Company and the Selling Stockholders.

(i) The Company represents and warrants to, and agrees with, the Underwriter that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-238579), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 6:15 P.M., New York time, on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any documents incorporated by reference therein and any 430B Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on each Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company (i) by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof of and (ii) by or on behalf of any Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by a Selling Stockholder consists of the information described as such in Section 8(b) hereof.

(c) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(d) General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated September 10, 2020 (the “Preliminary Prospectus”) (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company (A) by or on behalf of the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(c) hereof or (B) by or on behalf of any Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by a Selling Stockholder consists of the information described as such in Section 8(b) hereof.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus, when they were or hereafter are filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption of Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions listed on Schedule D hereto in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule C hereto (“Subsidiaries”).

(h) Subsidiaries. Each of the Subsidiaries has been duly incorporated or formed, as applicable, and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with power and authority (corporate, limited liability company or limited partnership, as applicable) to own or lease its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation, foreign limited liability company or foreign limited partnership, as applicable, in good standing in all other jurisdictions listed on Schedule D hereto in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock, limited liability company interests or limited partner interests, as applicable, of each Subsidiary have been duly authorized and validly issued and, in the case of any such corporation, are fully paid and nonassessable; and the capital stock, limited partner interests or limited liability company interests, as applicable, of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects except as disclosed in the General Disclosure Package and the Final Prospectus.

(i) Authorization of Agreement. The Company has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized and validly executed and delivered by the Company.

(j) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus in all material respects; the stockholders of the Company have no preemptive rights with respect to the Offered Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(k) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) their respective charter, certificate of formation, certificate of limited partnership, limited liability company agreement, limited partnership agreement or by-laws (or similar organizational or governing documents) of the Company or any of its Subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties of the Company or any of its Subsidiaries is subject, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(l) Absence of Further Requirements. No consent, approval, authorization or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities by the Selling Stockholders, except for (i) such as have been, or prior to the Closing Date, will be, obtained or made, (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities laws or Blue Sky laws or by FINRA in connection with the purchase and distribution of the Offered Securities by the Underwriter and (iii) such consents that, if not obtained, have not or would not reasonably be expected to have a Material Adverse Effect.

(m) Historical Financial Statements. The historical financial statements (including the related notes) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and, except as otherwise disclosed in the General Disclosure Package and the Final Prospectus, have been prepared in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis. The other financial information and data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Selected Financial Data” and “Business—Oil, Natural Gas and NGL Production Prices and Costs” has been derived from the accounting records of the Company and presents fairly in all material respects the information shown thereby. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(n) Auditors. KPMG LLP (“KPMG”), who has certified certain financial statements of the Company or assets acquired by the Company, whose reports appears in the General Disclosure Package and the Final Prospectus and who has delivered the initial letters referred to in Section 7(a) hereof, is an independent public accounting firm within the meaning of the Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (the “PCAOB”).

(o) Internal Controls and Compliance with Sarbanes-Oxley. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, its Subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls.

(p) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the General Disclosure Package and the Final Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries.

(q) Title to Property. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its Subsidiaries have (i) good and defensible title to all of the interests in oil and gas properties underlying the Company’s estimates of its net proved reserves contained in the General Disclosure Package and the Final Prospectus and (ii) good and marketable title to all other real and personal property reflected in the General Disclosure Package and the Final Prospectus as assets owned by them, in each case free and clear of all liens, encumbrances and defects except such as (w) are described in the General Disclosure Package and the Final Prospectus, (x) are liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farmout agreements and other oil and gas exploration, participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, (y) do not materially affect the value of the properties of the Company and its Subsidiaries and do not interfere in any material respect with the use made or proposed to be made of such properties by the Company or its Subsidiaries or (z) as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; any other real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company or its Subsidiaries. With respect to interests in oil and gas properties obtained by or on behalf of the Company and its Subsidiaries that have not yet been drilled or included in a unit for drilling, the Company and its Subsidiaries have carried out such title investigations in accordance with the customary practice in the oil and gas industry in the areas in which the Company and its Subsidiaries operate.

(r) Possession of Licenses and Permits. The Company and its Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a

Material Adverse Effect. The Company and its Subsidiaries will have fulfilled and performed all of their obligations with respect to the Permits, and no event will have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries have received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(s) Possession of Intellectual Property. The Company and its Subsidiaries own, possess, or will be able to acquire on reasonable terms, adequate patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have no reason to believe that the conduct of their business will conflict with, and have not received any notice of infringement of or any claim of conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(t) Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement. To the Company’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.

(u) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its respective charter, certificate of formation, certificate of limited partnership, limited liability company agreement, limited partnership agreement or by-laws (or similar organizational or governing documents) or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Environmental Laws. Except as disclosed in the General Disclosure Package and the Final Prospectus, (i) neither the Company nor any of its Subsidiaries (A) is or has been in violation of any foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution, protection or restoration of the environment, wildlife or natural resources; occupational health or workplace safety; or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (B) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (C) has received notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (D) is party to any order, decree or agreement that imposes any obligation or liability under applicable Environmental Law, or (E) is or has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; (ii) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance, except in the case of clauses (i) and (ii) above, for such matters as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and (iii) neither the Company nor any of its Subsidiaries (A) is subject to any pending proceeding pursuant to any Environmental Law in which any foreign, federal, state or local governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, nor does the Company or any of its Subsidiaries know any such proceeding is contemplated, (B) is aware of any material effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiaries resulting from compliance with Environmental Laws, or (C) anticipates any material capital expenditures relating to any Environmental Laws. For purposes of this subsection, “Hazardous Substance” means (y) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (z) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

(w) Taxes. The Company and each of its Subsidiaries has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement, subject to permitted extensions, and have paid all taxes required to be paid thereon (except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company or would not reasonably be expected to have a Material Adverse Effect), and no tax deficiency has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(x) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Offered Securities as described in each of the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(y) Reserve Engineer. Cawley Gillespie & Associates, Inc. (“Cawley”), whose reports appear in the General Disclosure Package and the Final Prospectus and who has delivered the letter referred to in Section 7(b) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its Subsidiaries.

(z) Reserve Report Information. The information contained in the General Disclosure Package and the Final Prospectus regarding estimated proved reserves of the Company and its Subsidiaries is based upon the reserve reports prepared by Cawley. The information provided to Cawley, by the Company and its Subsidiaries was true and correct in all material respects on the dates the reports were made. Such information was provided to Cawley in accordance with all customary industry practices.

(aa) Reserve Reports; Production Estimates. The factual information underlying the estimates of reserves of the Company and its Subsidiaries included or incorporated by reference in the General Disclosure Package and the Final Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, in each case in the ordinary course of business, and except as described in the General Disclosure Package and the Final Prospectus, neither of the Company nor any of its Subsidiaries is aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the aggregate present value of future net cash flows therefrom, as described in the General Disclosure Package and the Final Prospectus.

(bb) Absence of Manipulation. The Company and, to the Company’s knowledge, its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(cc) Anti-Corruption. Neither the Company nor any of its Subsidiaries or affiliates, nor any director, officer or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to unlawfully influence official action or secure an improper advantage; and the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and will maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(dd) Anti-Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) Economic Sanctions.

(i)

Neither the Company nor any of its Subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)

the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Hong Kong Monetary Authority (HKMA), the Monetary Authority of Singapore (MAS), or other relevant sanctions authority (collectively, “Sanctions”); nor

(B)	located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan, Crimea and Syria).

(ii)

For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ff) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between or among the Company or its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its Subsidiaries, on the other hand, that has not been described in the General Disclosure Package and the Final Prospectus.

(gg) Absence of Labor Dispute. No labor disturbance by or dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is threatened that would reasonably be expected to have a Material Adverse Effect.

(hh) Accurate Disclosure. The statements made in the General Disclosure Package and the Final Prospectus under the captions “Certain Relationships and Related Transactions, and Director Independence” “Description of Capital Stock,” “Legal Proceedings,” “Business—Regulation of Environmental and Occupational Safety and Health Matters,” “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” “Certain ERISA Considerations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Requirements and Sources of Liquidity—Owl Rock Credit Facility,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Requirements and Sources of Liquidity—Our Prior Revolving Credit Facility” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Requirements and Sources of Liquidity—Revolving Credit Facility,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown, in each case in all material respects.

(ii) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect and as disclosed in the General Disclosure Package and the Final Prospectus, the Company and its Subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are adequate and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any material insurance coverage sought or applied for; neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus.

(jj) Cybersecurity. (i)(A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (ii) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT

Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(kk) Compliance with ERISA. Except, in each case, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and as set forth in or contemplated by the General Disclosure Package and the Final Prospectus, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) the “Controlled Group”) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA, (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, excluding any reportable event for which a waiver could apply, (B) no Plan is or is reasonably expected to be in “at-risk status” (within the meaning of Section 430 of the Code or Section 303(i) of ERISA), (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any member of the Controlled Group from the Pension Benefit Guaranty Corporation or the plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan and (E) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA (a “Multiemployer Plan”)); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, that could reasonably be expected to cause the loss of such qualification.

(ll) No Restriction on Dividends. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its limited partner or limited liability company interests, as applicable, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or any other Subsidiary, except as described in the General Disclosure Package and the Final Prospectus.

(mm) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, a Statutory Prospectus, the General Disclosure Package or any Written Testing-the-Waters Communication is based on or derived from sources that the Company believes to be reliable and accurate.

(nn) Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the

Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.

(oo) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(pp) Accounting Controls. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(qq) Listing. The Offered Securities are listed on the New York Stock Exchange (“NYSE”).

(rr) Emerging Growth Company Status. From the time of the filing of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(ss) Testing-the-Waters Communication. The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone other than the Underwriter to engage in any Testing-the-Waters Communication. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communication. The Company has not distributed any Written Testing-the-Waters Communication.

(ii) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, the Underwriter that:

(a) Title to Securities. Immediately prior to any Closing Date on which such Selling Stockholder is selling the Offered Securities, such Selling Stockholder will be the record owner of the Offered Securities to be delivered by such Selling Stockholder on such Closing Date free and clear of all liens, encumbrances, restrictions on transfer or claims.

(b) Valid Security Entitlement. Upon payment for the Offered Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Offered Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Offered Securities in the name of Cede or such other nominee and the crediting of such Offered Securities on the books of DTC to securities accounts of the Underwriter, (i) DTC shall be a “protected purchaser” of such Offered Securities within the meaning of Section 8-303 of the New York Uniform Commercial Code (the “UCC”) (assuming DTC does not have notice of any adverse claim with respect to such Offered Securities), (ii) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Offered Securities, and (iii) an action based on an “adverse claim” (within the meaning of Sections 8-102 and 8-105 of the UCC) to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against the Underwriter with respect to such security entitlement (assuming that the Underwriter is purchasing such Offered Securities without notice of any adverse claim). For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery, registration and crediting occur, (w) the “securities intermediary’s jurisdiction” under Section 8-501 of the UCC with respect to DTC is the State of New York, (x) such Offered Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the

Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) the Underwriter maintains a securities account with DTC and appropriate entries to those accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC.

(c) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court having jurisdiction over such Selling Stockholder or the Offered Securities to be sold by such Selling Stockholder is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities sold by the Selling Stockholders, except (i) such as have been or, prior to the First Closing Date will be, obtained or made, (ii) for the registration of the Offered Securities under the Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, applicable state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Offered Securities by the Underwriter, (iii) for the approval for supplemental listing of the Offered Securities on the New York Stock Exchange or (iv) for such that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(d) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated by such Selling Stockholder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any Offered Securities to be sold by such Selling Stockholder pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or (ii) the charter or by-laws of such Selling Stockholder (if a corporation) or the constituent documents of such Selling Stockholder (if not a natural person or a corporation), except in the case of clause (i) above, for any default or violation that would not, in the aggregate, reasonably be expected to materially impair the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement.

(e) Final Prospectus. On its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence applies only to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in the Final Prospectus, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(f) General Disclosure Package. As of the Applicable Time, none of (i) the General Disclosure Package, (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to written information furnished to the Company by such Selling Stockholder specifically for use in the General Disclosure Package, any individual Limited Use Issuer Free Writing Prospectus or any individual Written Testing-the-Waters Communication, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(g) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

(h) No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering.

(i) Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(j) No Distribution of Offering Material. Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities.

(k) ERISA. Such Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(l) Issuer Free Writing Prospectus and Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus, the Final Prospectus and any other written communications approved in writing in advance by the Company and the Underwriter, such Selling Stockholder (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication; and such Selling Stockholder has not, without the prior consent of the Underwriter, engaged in any Testing-the-Waters Communication.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each Selling Stockholder, at a purchase price of $8.077 per share, that number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto.

The Selling Stockholders will deliver the Firm Securities to or as instructed by the Underwriter for the accounts of the Underwriter in a form reasonably acceptable to the Underwriter against payment of the purchase price by the Underwriter in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Selling Stockholders at the office of Latham & Watkins LLP, 811 Main Street, Suite 3700, Houston, Texas 77002, at 9:00 A.M., New York time, on September 15, 2020, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Delivery of the Firm Securities will be made through the facilities of DTC unless the Underwriter shall otherwise instruct.

In addition, upon written notice from the Underwriter given to the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. Such notice shall set forth (i) the aggregate number of shares of Optional Securities as to which the Underwriter is exercising the option and (ii) the time, date and place at which the Optional Securities will be delivered (each time for the delivery of and payment for the Optional Securities being herein referred to as an “Optional Closing Date,” which may be the First Closing Date) (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”). The Selling Stockholders agree, severally and not jointly, to sell to the Underwriter the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the maximum number of Optional Securities (subject to adjustment by the Underwriter to eliminate fractions), to be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company and the Selling Stockholders.

Each Optional Closing Date shall be determined by the Underwriter but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Stockholders will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Underwriter for the accounts of the Underwriter in a form reasonably acceptable to the Underwriter, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Selling Stockholders, at the above office of Latham & Watkins LLP. The delivery of any Optional Securities will be made through the facilities of the DTC unless the Underwriter shall otherwise instruct.

4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Stockholders. The Company, and with respect to subsection (i) of this Section 5 only, each of the Selling Stockholders, severally and not jointly and with respect to only itself, agrees with the Underwriter and the Selling Stockholders that:

(a) Additional Filings. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriter, Rule 424(b)(5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Underwriter of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Underwriter’s consent; and the Company will also advise the Underwriter promptly of (i) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend a Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Prospectuses. The Company will furnish to the Underwriter copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter requests. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

(g) Reporting Requirements. During the period of five years hereafter, the Company will, upon request, furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, upon request, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or any successor system, it is not required to furnish such reports or statements to the Underwriter.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriter) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees (provided, however, that the Underwriter shall be responsible for 50% of the costs of any private aircraft chartered by or on behalf of the Company in connection with such presentations), and any other expenses of the Company including, fees and expenses incident to listing the Offered Securities on the NYSE, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. It is understood, however, that except as provided herein, the Underwriter will pay all of its own costs and expenses, including the fees of its counsel and any road show expenses incurred by it (other than costs and expenses incurred by the Underwriter on behalf of the Company).

(i) Absence of Manipulation. The Company and such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to the Securities or any securities convertible into or exchangeable or exercisable for any of the Securities (“Lock-Up Securities”): (A) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (B) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (C) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (D) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (E) file with or confidentially submit to the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriter, except (1) the sale of Securities to the Underwriter as contemplated by this Agreement, (2) issuances of Lock-Up Securities pursuant to the conversion, exchange or redemption of convertible, exchangeable or redeemable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (3) grants of employee stock options or other compensatory awards pursuant to the terms of a plan in effect on the date hereof or otherwise described in the General Disclosure Package and the Final Prospectus or issuances of Lock-Up Securities pursuant to the exercise or vesting of such options or other compensatory awards, (4) the filing of a registration statement on Form S-8 relating to issuances of Lock-Up Securities pursuant to the terms of a plan described in the General Disclosure Package and the Final Prospectus or (5) issuances of Lock-Up Securities as consideration for the acquisition of equity interests or assets of any person, or the acquiring by the Company by any other manner of any business, properties, assets or persons, in one transaction or a series of related transactions or the filing of a registration statement relating to such Lock-Up Securities, provided that (x) no more than an aggregate of 10% of the number of shares of the Company’s capital stock outstanding immediately after the sale of the Offered Securities pursuant to this Agreement are issued and (y) prior to the issuance of such shares of the Company’s capital stock, each recipient of such shares agrees in writing to be subject to the “lock-up” described in this Section 5(j) for the remaining term of the Lock-Up Period. The Company shall not make a public announcement or make any public filing with the Commission in connection with the actions described in clause (1) above without prior consent of the Underwriter. Further, if the Company is required to file a registration statement with the Commission in connection with an action described in clauses (1) and (5) above, the Company shall provide the Underwriter with notice of such filing at least three business days prior to such filing. The Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Underwriter consents to in writing.

(k) Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(l) Emerging Growth Company Status. The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) completion of the Lock-Up Period.

6. Free Writing Prospectuses. The Company and each Selling Stockholder, severally and not jointly, represent and agree that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Underwriter agree that any such Permitted Free Writing Prospectus is listed on Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption of Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a) Auditor Comfort Letters. The Underwriter shall have received “comfort letters,” dated the date hereof, of KPMG in form and substance reasonably satisfactory to the Underwriter, covering the financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and other customary matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings. In addition, on each Closing Date, the Underwriter shall have received from KPMG “bring-down comfort letters” dated such Closing Date addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, in the form of the “comfort letters” delivered on the date hereof, except that (i) it shall state the conclusions and findings of KPMG with respect to the financial information included or incorporated by reference in the Registration Statement and the Final Prospectus and any amendment or supplement thereto and other customary matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings and (ii) procedures shall be brought down to a date no more than three (3) business days prior to such Closing Date, except as otherwise agreed by the Underwriter.

(b) Cawley Comfort Letters. The Underwriter shall have received a “comfort letter,” dated the date hereof, of Cawley, independent petroleum engineers, in form and substance reasonably satisfactory to the Underwriter, covering the oil and gas reserves information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus and other customary matters. In addition, on each Closing Date, the Underwriter shall have received from Cawley a “bring-down comfort letter” dated such Closing Date addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the oil and gas reserves information included or incorporated by reference in the Registration Statement and the

Final Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than three (3) business days prior to the Closing Date, except as otherwise agreed by the Underwriter.

(c) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriter, shall be contemplated by the Commission.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole, which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the NYSE, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e) Opinion of Counsel for the Company. The Underwriter shall have received an opinion, dated such Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, as to the matters described in Schedule E hereto.

(f) Opinion of Counsel for Underwriter. The Underwriter shall have received from Latham & Watkins LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriter may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Opinion of Counsel for Selling Stockholders. The Underwriter shall have received an opinion, dated such Closing Date, of the counsel for each of the Selling Stockholders with respect to such matters as the Underwriter may require, including the opinion of Kirkland & Ellis LLP, counsel for the Selling Stockholders, in the form attached hereto as Schedule F.

(h) Officers’ Certificate. The Underwriter shall have received a certificate, dated such Closing Date:

(i) of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the

Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate; and

(ii) of each Selling Stockholder (or one or more attorneys in fact on behalf of such Selling Stockholder), signed by, or on behalf of, such Selling Stockholder stating that (A) the representations and warranties of such Selling Stockholder set forth in Section 2(ii) are true and correct on and as of such Closing Date and (B) such Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(i) Lock-Up Agreements. On or prior to the date hereof, the Underwriter shall have received lockup letters in the form of Exhibit A from each of the parties listed on Schedule H hereto.

(j) Other Documents. On or prior to the date hereof, each Selling Stockholder will deliver to the Underwriter (i) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) and (ii) properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Selling Stockholder undertakes to provide such additional supporting documentation as the Underwriter may reasonably request in connection with the verification of the foregoing certification.

The Selling Stockholders and the Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter may reasonably request. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriter by Company. The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of Underwriter by Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that the aggregate liability of each Selling Stockholder under this Section 8(b) and Section 8(e) shall be limited to an amount equal to the aggregate net proceeds, after deducting underwriting discounts but before deducting any other expenses, received by such Selling Stockholder from the sale of Offered Securities sold hereunder by such Selling Stockholder (the “Selling Stockholder Proceeds”); provided, further, however, that the Selling Stockholders will only be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by any Selling Stockholder consists of the following information: each Selling Stockholder’s name and corresponding share amounts set forth in the table of Selling Stockholders in the Registration Statement and Final Prospectus under the heading “Selling Stockholders” and each Selling Stockholder’s address.

(c) Indemnification of Company and Selling Stockholders. The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement, each Selling Stockholder and each person, if any, who controls the Company or a Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each person, if any, who controls any of the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Final Prospectus furnished on behalf of the Underwriter: the concession figures appearing in the fourth paragraph under the caption “Underwriting” and the 14th and 15th paragraph relating to stabilization by the Underwriter under the caption “Underwriting.”

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, it being understood and agreed that the only such information supplied by any Selling Stockholder consists of the following information: each Selling Stockholder’s name and corresponding share amounts set forth in the table of Selling Stockholders in the Registration Statement and Final Prospectus under the heading “Selling Stockholders” and each Selling Stockholder’s address. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding anything herein to the contrary, in no event shall the liability of any Selling Stockholder under Section 8(b) and this Section 8(e) exceed the Selling Stockholder Proceeds received by such Selling Stockholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Default of Underwriter. If the Underwriter defaults in its obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that the Underwriter agreed but failed to purchase exceeds 10% of the total number of shares of Offered Securities that the Underwriter is obligated to purchase on such Closing Date, this Agreement will terminate without liability on the part of the Company or the Selling Stockholders, except as provided in Section 10 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). Nothing herein will relieve the Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof or the occurrence of any event specified in Section 7(d)(iv), (vi), (vii) or (viii) hereof, the Company will reimburse the Underwriter for all out-of-pocket expenses (including reasonable, documented fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriter pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 hereof and all obligations under Section 5 hereof shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, hand delivered or telecopied and confirmed to it at Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: IB-Legal; if sent to the Company, will be mailed, hand delivered or telecopied and confirmed to it at 5914 W. Courtyard Drive, Suite 200, Austin, Texas 78730, Attention: Blake C. Williams, with copies to Vinson & Elkins L.L.P., 1001 Fannin, Suite 2500, Houston, Texas 77002, Attention: Douglas E. McWilliams (Fax: (713) 615-5725) and Thomas G. Zentner III (Fax: (713) 615-5669); or, if sent to a Selling Stockholder, will be mailed, hand delivered or telecopied and confirmed to its address listed on Schedule A hereto.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

14. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a) No Other Relationship. The Underwriter has been retained solely to act as an underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or are advising the Company or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arms-

length negotiations with the Underwriter, and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions, which may involve interests that differ from those of the Company and the Selling Stockholders, and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

16. Waiver of Jury Trial. The Company and its Subsidiaries and the Selling Stockholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Stockholders, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Underwriter or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 18:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the Underwriter in accordance with its terms.

Very truly yours,

BRIGHAM MINERALS, INC.

By:	/s/ Kari A. Potts
	Name:	Kari A. Potts
	Title:	Vice President, General Counsel and Secretary

Signature Page to Underwriting Agreement

BRIGHAM PARENT HOLDINGS, L.P.

By:		Warburg Pincus (E&P) XI, L.P., its general partner

By:		Warburg Pincus (E&P) XI LLC, its general partner

By:		Warburg Pincus Partners (E&P) XI LLC, its sole member

By:		Warburg Pincus Partners II (US), L.P., its managing member

By:		Warburg Pincus & Company US, LLC, its general partner

By:	/s/ James R. Levy
	Name:	James R. Levy
	Title:	Authorized Signatory

Signature Page to Underwriting Agreement

WP ENERGY PARTNERS BRIGHAM HOLDINGS, L.P.

By:		Warburg Pincus (E&P) Energy GP, L.P., its general partner

By:		Warburg Pincus (E&P) Energy LLC, its general partner

By:		Warburg Pincus Partners II (US), L.P., its managing member

By:		Warburg Pincus & Company US, LLC, its general partner

By:	/s/ James R. Levy
	Name:	James R. Levy
	Title:	Authorized Signatory

Signature Page to Underwriting Agreement

WP ENERGY BRIGHAM HOLDINGS, L.P.

By:		Warburg Pincus (E&P) Energy GP, L.P., its general partner

By:		Warburg Pincus (E&P) Energy LLC, its general partner

By:		Warburg Pincus Partners II (US), L.P., its managing member

By:		Warburg Pincus & Company US, LLC, its general partner

By:	/s/ James R. Levy
	Name:	James R. Levy
	Title:	Authorized Signatory

Signature Page to Underwriting Agreement

WP BRIGHAM HOLDINGS, L.P.

By:		Warburg Pincus (E&P) XI, L.P., its general partner

By:		Warburg Pincus (E&P) XI LLC, its general partner

By:		Warburg Pincus Partners (E&P) XI LLC, its sole member

By:		Warburg Pincus Partners II (US), L.P., its managing member

By:		Warburg Pincus & Company US, LLC, its general partner

By:	/s/ James R. Levy
	Name:	James R. Levy
	Title:	Authorized Signatory

Signature Page to Underwriting Agreement

WARBURG PINCUS XI (E&P) PARTNERS-A (BRIGHAM), LLC

By:		Warburg Pincus XI (E&P) Partners-A, L.P., its sole member

By:		Warburg Pincus (E&P) XI, L.P., its general partner

By:		Warburg Pincus (E&P) XI LLC, its general partner

By:		Warburg Pincus Partners (E&P) XI LLC, its sole member

By:		Warburg Pincus Partners II (US), L.P., its managing member

By:		Warburg Pincus & Company US, LLC, its general partner

By:	/s/ James R. Levy
	Name:	James R. Levy
	Title:	Authorized Signatory

Signature Page to Underwriting Agreement

WARBURG PINCUS PRIVATE EQUITY (E&P) XI-A (BRIGHAM), LLC

By:		Warburg Pincus Private Equity (E&P) XI-A, L.P., its sole member

By:		Warburg Pincus (E&P) XI, L.P., its general partner

By:		Warburg Pincus (E&P) XI LLC, its general partner

By:		Warburg Pincus Partners (E&P) XI LLC, its sole member

By:		Warburg Pincus Partners II (US), L.P., its managing member

By:		Warburg Pincus & Company US, LLC, its general partner

By:	/s/ James R. Levy
	Name:	James R. Levy
	Title:	Authorized Signatory

Signature Page to Underwriting Agreement

WARBURG PINCUS ENERGY (E&P)-A (BRIGHAM), LLC

By:		Warburg Pincus Energy (E&P)-A, L.P., its managing member

By:		Warburg Pincus (E&P) Energy GP, L.P., its general partner

By:		Warburg Pincus (E&P) Energy LLC, its general partner

By:		Warburg Pincus Partners II (US), L.P., its managing member

By:		Warburg Pincus & Company US, LLC, its general partner

By:	/s/ James R. Levy
	Name:	James R. Levy
	Title:	Authorized Signatory

Signature Page to Underwriting Agreement

WARBURG PINCUS ENERGY (E&P) PARTNERS-A (BRIGHAM), LLC

By:		Warburg Pincus Energy (E&P) Partners-A, L.P., its managing member

By:		Warburg Pincus (E&P) Energy GP, L.P., its general partner

By:		Warburg Pincus (E&P) Energy LLC, its general partner

By:		Warburg Pincus Partners II (US), L.P., its managing member

By:		Warburg Pincus & Company US, LLC, its general partner

By:	/s/ James R. Levy
	Name:	James R. Levy
	Title:	Authorized Signatory

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Ryan Pickard
	Name:	Ryan Pickard
	Title:	Director

Signature Page to Underwriting Agreement

SCHEDULE A

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold

Warburg Pincus Energy (E&P) Partners-A (Brigham), LLC(1)	60,745	9,111

Warburg Pincus Energy (E&P)-A (Brigham), LLC(1)	1,005,763	150,865

Warburg Pincus Private Equity (E&P) XI-A (Brigham), LLC(1)	1,241,245	186,187

Warburg Pincus XI (E&P) Partners-A (Brigham), LLC(1)	95,639	14,346

WP Brigham Holdings, L.P. (1)	154,125	23,118

WP Energy Brigham Holdings, L.P. (1)	97,147	14,572

WP Energy Partners Brigham Holdings, L.P. (1)	7,954	1,194

Brigham Parent Holdings, L.P. (1)	1,703,591	255,538

Total	4,366,209	654,931

(1)	Address for notices:

450 Lexington Avenue

New York, New York 10017

Attention: Robert B. Knauss, General Counsel

SCHEDULE B

1.	General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. None.

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

Price per share to the public: $8.20

SCHEDULE C

Subsidiaries

Entity	Jurisdiction of Incorporation/Formation

Brigham Minerals Holdings, LLC	Delaware

Brigham Resources, LLC	Delaware

Brigham Resources Management, LLC	Delaware

Brigham Resources Management Holdings, Inc.	Delaware

Brigham Minerals, LLC	Delaware

Rearden Minerals, LLC	Delaware

BMI Sub A, LLC	Delaware

BMI Sub B, LLC	Delaware

BMI Sub C, LLC	Delaware

BMI Sub D, LLC	Delaware

BMI Sub E, LLC	Delaware

BMW Energy, LLC	Delaware

SCHEDULE D

Jurisdictions of Foreign Qualification

Entity	Jurisdiction(s)

Brigham Minerals, Inc.	None

Brigham Minerals Holdings, LLC	None

Brigham Resources, LLC	None

Brigham Resources Management, LLC	Texas

Brigham Resources Management Holdings, Inc.	None

Brigham Minerals, LLC	Colorado, New Mexico, Oklahoma, Texas, Wyoming

Rearden Minerals, LLC	Colorado, North Dakota

BMI Sub A, LLC	None

BMI Sub B, LLC	None

BMI Sub C, LLC	None

BMI Sub D, LLC	None

BMI Sub E, LLC	None

BMW Energy, LLC	None

SCHEDULE E

Form of Vinson & Elkins L.L.P. Opinion

1.

Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus.

2.

Subsidiaries. Each of the Subsidiaries is validly existing and in good standing under the laws of the jurisdiction of its formation, with power and authority (limited liability company or corporate, as applicable) to own or lease its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and each of the Subsidiaries is duly qualified to do business as a foreign limited liability company in good standing in all jurisdictions set forth opposite its name on Schedule I hereto.

3.

Offered Securities; Capitalization. The Offered Securities delivered on such Closing Date have been duly authorized in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (together, the “Governing Documents”) and have been validly issued in accordance with the Governing Documents and are fully paid and nonassessable, conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus in all material respects; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities issued pursuant to the Redemption Transactions under federal law, the Delaware General Corporation Law (the “DGCL”), the Company’s Governing Documents or other instrument filed as an exhibit to the Registration Statement to which the Company is a party or by which the Company is bound.

4.

Registration Rights. Except as set forth in the General Disclosure Package and the Final Prospectus, there are no persons with registration rights, or other similar rights, created pursuant to any agreement filed as an exhibit to the Registration Statement to have any securities registered pursuant to the Registration Statement or registered by the Company under the Securities Act or otherwise.

5.

Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities pursuant to the Underwriting Agreement, will not be an “investment company” as defined in the Investment Company Act.

6.

Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any federal or New York court, Delaware court or governmental agency is required to be obtained or made by the Company for the execution and delivery by the Company of the Underwriting Agreement and the sale of the Offered Securities pursuant to the Underwriting Agreement, except (a) such as have been obtained or made, (b) for the registration of the offering and sale of the Offered Securities under the Securities Act, (c) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or Blue Sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Offered Securities by the Underwriter or (d) for such consents that, if not obtained, have not or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.

Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to (a) the Governing Documents of the Company or the similar organizational documents of any of the Subsidiaries, (b) any federal or New York statute, rule or regulation applicable to the Company, the DGCL or the Delaware Limited Liability Company Act or (c) any agreement or instrument to which the Company or any of the Subsidiaries is a party filed as an exhibit to the Registration Statement, except, with respect to clauses (b) and (c), as would not reasonably be expected to materially impair the ability of the Company and the Subsidiaries to consummate the transactions contemplated by the Underwriting Agreement in connection with the sale of the Offered Securities by the Selling Stockholders; it being understood that we express no opinion in clause (b) of this paragraph with respect to any federal or state securities, blue sky or anti-fraud laws, rules or regulations.

8.

Compliance with Registration Requirements: Effectiveness. The Registration Statement has been declared effective under the Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement have been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Final Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such rule.

9.	Authority. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement.

10.	Authorization of Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

11.

Accurate Summaries. The statements set forth in the General Disclosure Package and the Final Prospectus under the headings “Business—Regulation of Environmental and Occupational Safety and Health Matters” and “Description of Capital Stock” and in the Registration Statement in Item 15, to the extent that they constitute descriptions or summaries of the terms of the Offered Securities or the documents referred to therein, or refer to statements of federal law, the laws of the State of Delaware or legal conclusions, are accurate in all material respects, subject to the assumptions and qualifications set forth therein.

12.

Accurate Summaries. The statements contained in the General Disclosure Package and the Final Prospectus under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects, subject to the assumptions and qualifications set forth therein.

13.

Compliance as to Form. Each of the Registration Statement, as of its last effective date, the General Disclosure Package, as of the Applicable Time, and the Final Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and at the Closing Date (in each case other than (a) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (b) the other financial data derived therefrom and (c) oil and natural gas reserve data or reports, in each case included in or omitted from the Registration Statement, or contained in or omitted from the General Disclosure Package and the Final Prospectus, as to which we express no opinion), appeared on their face to comply as to form in all material respects with the requirements of the Securities Act.

14.

LLC Agreement. The First Amended and Restated Limited Liability Company Agreement of Brigham LLC constitutes a valid and legally binding agreement of Brigham LLC, enforceable against Brigham LLC in accordance with its terms, provided that the enforceability thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (b) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

We have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel for the Underwriter at which conferences the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus and any amendment and supplement thereto and related matters were discussed. Although we have not independently verified, are not passing upon, and are not assuming any responsibility for or expressing any opinion regarding the accuracy, completeness, or fairness of the statements contained or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Final Prospectus (except to the extent specified in paragraphs (11) and (12) above), based on the foregoing, in participation in this transaction (and relying as to factual matters on officers, employees, and other representatives of the Company), no facts have come to our attention that have caused us to believe that:

(a) the Registration Statement, as of its last effective date (including the information, if any, deemed pursuant to Rule 430B to be part of the Registration Statement at the time of effectiveness), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c) the Final Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case such counsel need not express any belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting information, or (iii) any oil and natural gas reserve data or reports, in each case included in or omitted from the Registration Statement, the General Disclosure Package and the Final Prospectus.

SCHEDULE F

Form of Selling Stockholder Counsel Opinion

1. The Underwriting Agreement has been duly authorized by each of the Selling Stockholders.

2. The Underwriting Agreement has been duly executed and delivered by or on behalf of each of the Selling Stockholders.

3. The execution and delivery of the Underwriting Agreement by each Selling Stockholder, and the sale by each Selling Stockholder of the Shares to be sold by such Selling Stockholder in accordance with the provisions of the Underwriting Agreement, do not and will not (i) violate or conflict with any of the terms or provisions of the certificate of limited partnership, limited partnership agreement and/or other organizational document of such Selling Stockholder, (ii) violate or conflict with any judgment, decree or order identified to us by such Selling Stockholder of any court or any judicial, regulatory or other legal or governmental agency or body having jurisdiction over such Selling Stockholder, or (iii) violate any Specified Law, except in the case of clause (i), for any such violation, conflict, breach or default that has been waived by the party or parties with power to waive such violation, conflict, breach or default, and except in each of the cases of clauses (ii) and (iii), for any such violation, conflict, breach or default that, individually or in the aggregate, would not materially adversely affect such Selling Stockholder’s ability to perform its obligations under the Underwriting Agreement.

4. To our knowledge, no consent, approval, authorization, or order of, or qualification with, any governmental body or agency is required to be obtained by any Selling Stockholder under any Specified Law with respect to the sale of the Shares by such Selling Stockholder and the performance by such Selling Stockholder of its obligations under the Underwriting Agreement.

5. Upon payment for the Shares to be sold by the Selling Stockholders to the Underwriter pursuant to the Underwriting Agreement, delivery of such Shares, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the records of DTC to securities accounts of the Underwriter: (A) under Section 8 501 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”), the Underwriter will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Shares; and (B) assuming the Underwriter has so acquired such security entitlement without notice of any adverse claim (within the meaning of Sections 8 102(a)(1) and 8-105 of the UCC) to such Shares, no action based on any adverse claim (within the meaning of Sections 8-102(a)(1) and 8 105 of the UCC) to such Shares may be asserted against the Underwriter. For purposes of our opinion in this paragraph 5, we have assumed that when such payment, delivery, registration and crediting occur, (x) the Shares being sold by the Selling Stockholders will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be a “clearing corporation” and thus a “securities intermediary” within the meaning of Section 8 102 of the UCC and its jurisdiction for purposes of Article 8 of the UCC will be the State of the New York and (z) appropriate entries to the securities account or accounts in the name of the Underwriter on the records of DTC will have been made pursuant to the UCC.

SCHEDULE G

Parties Signing Lock-Up Agreement

Warburg Pincus Private Equity (E&P) XI-A (Brigham), LLC

Warburg Pincus XI (E&P) Partners-A (Brigham), LLC

WP Brigham Holdings, L.P.

WP Energy Brigham Holdings, L.P.

WP Energy Partners Brigham Holdings, L.P.

Warburg Pincus Energy (E&P) Partners-A (Brigham), LLC

Warburg Pincus Energy (E&P)-A (Brigham), LLC

Brigham Parent Holdings, L.P.

Ben “Bud” M. Brigham

Robert M. Roosa

Blake C. Williams

Kari A. Potts

Harold D. Carter

Carrie P. Clark

John A. Holland

W. Howard Keenan, Jr.

A. Lance Langford

James R. Levy

Richard K. Stoneburner

John R. Sult

SCHEDULE H

Schedule of Written Testing-the-Waters Communication

None.

Exhibit A

Form of Lock-Up Letter

Brigham Minerals, Inc.

5914 W. Courtyard Drive, Suite 200

Austin, Texas 78730

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, New York 10010-3629

Ladies and Gentlemen:

As an inducement to Credit Suisse Securities (USA) LLC (the “Underwriter”) to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made of the Class A common stock, par value $0.01 per share (the “Securities”), of Brigham Minerals, Inc., and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriter. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. Capitalized terms not defined but otherwise used herein shall have the meanings set forth in the Underwriting Agreement.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 60 days after the date of the prospectus supplement used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

The restrictions in this Lock-Up Agreement shall not apply to: (a) Securities to be sold by the undersigned pursuant to the Underwriting Agreement, (b) any Securities or securities convertible into or exchangeable or exercisable for any Securities acquired by the undersigned in the open market, (c) any transfer of Securities or securities convertible into or exchangeable or exercisable for any Securities as a bona fide gift or to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members or, in the case of an entity, to any entity controlling, controlled by or under common control with such entity, provided that (i) the donee or transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and (ii) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, showing a reduction in ownership shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5), (d) the pledge, hypothecation or other granting of a security interest in any Securities or securities convertible into or exchangeable or exercisable for any Securities to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any transfer to such lending institution upon foreclosure upon such Securities or securities (provided that no subsequent transfer or sale of Securities or such securities by such lending institution shall be made prior to the date that is 60 days following the Public Offering Date), (e) any distribution of any Securities or securities convertible into or exchangeable or exercisable for any Securities to members, partners, stockholders or other equity holders of the undersigned and any transfer of any shares of any such Securities or securities to the undersigned’s affiliates or any other entity controlled or managed by the undersigned of affiliates of the undersigned, provided that (i) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer and (ii) no filing by any party under the Exchange Act or otherwise showing a reduction in ownership shall be voluntarily made in connection with such transfer, (f) any transfer or action pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction involving a change in control of the Company; provided, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities owned by the undersigned shall remain subject to this Lock-Up Agreement, (g) any exercise of options or vesting or exercise of any other equity-based award, in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, including any Securities withheld by the Company to pay the applicable exercise price or taxes associated with such awards (provided that (i) no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such exercise or vesting (other than Section 16 filings under the Exchange Act) and (ii) any Securities received upon such exercise or vesting, following any applicable net settlement or net withholding, will also be subject to this Lock-Up Agreement), and (h) the Share Repurchase (as defined in the Prospectus Supplement). For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin.

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period; provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period; and provided that no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. It is understood that if the Underwriting Agreement is executed yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Offered Securities, the undersigned shall be released from all obligations under this Lock-Up Agreement. Further, this Lock-Up Agreement shall lapse and become null and void if the Underwriting Agreement has not been executed on or before November 9, 2020. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

[Name of officer, director or stockholder]

Signature Page to Lock-Up Agreement